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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated June 5, 1997, which appears on page S-1 of the Gradco Systems, Inc. Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the reference to us under the headings "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
Costa Mesa, California
January 30, 1998